Exhibit 14.1



            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the use of our report dated December 12, 1995 with respect to the financial statements and financial highlights of Federated Growth Strategies Fund (a portfolio of Federated Equity Funds) incorporated by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 and related Prospectus/Proxy Statement and Statement of Additional Information.


/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
december 16, 1996